                                                              September 30, 2004

Majesco Sales, Inc.
160 Raritan Center Parkway
Edison, NJ 08837

Gentlemen:

         Reference is made to the Factoring Agreement entered into between us dated April 24, 1989, as amended and/or supplemented (the "Factoring
Agreement"). This will confirm that the Factoring Agreement is hereby amended, effective November 1, 2004, as follows:

1.       The following is added at the end of Paragraph 5:

         "You warrant that (i) you shall have on the last day of (x) the first six months of each of your fiscal years and (y) the end of each of your fiscal years (i) Tangible Net Worth in an amount not less than
         $10,000,000 and (ii) your Operating Losses shall not exceed $1,000,000 during any of your fiscal quarters, unless cumulatively for a rolling
         12 month period Operating Losses have not exceeded $4 million.

         For the purpose hereof the following terms shall have the following definitions:

         "CURRENT  ASSETS" at a particular  date shall mean your cash  accounts and inventory.

         "CURRENT LIABILITIES" at a particular date shall mean all amounts which would, in conformity with GAAP, be included under current liabilities or duplications, the amounts of (a) all indebtedness payable on demand, or at the option of the person or entity to whom such indebtedness is owed, not more than twelve (12) months after such date, (b) any payments in respect of any indebtedness (whether installment, serial maturity, sinking fund payment or otherwise) required to be made not more than twelve (12) months after such date, (c) all reserves in respect of liabilities or indebtedness payable on demand or, at the option of the person or entity to whom such indebtedness is owed, not more than twelve (12) months after such date, the validity which is not contested to such date, (d) all accruals for federal or other taxes measured by income payable within twelve (12) months of such date and
         (e) all outstanding indebtedness to us.

         "GAAP" shall mean generally accepted accounting principles in the
         United States of America in effect on the date hereof.

         "OPERATING LOSSES" shall mean the amount, if any, by which operating expenses as determined in accordance with GAAP (excluding depreciation and amortization, nonrecurring expenses, charges related to EITF 00-19, noncash expenses, interest and finance costs and income taxes) exceed gross profit as determined in accordance with GAAP.

         "TANGIBLE NET WORTH" shall mean, at a particular date (a) the aggregate amount of all of your assets as may be properly classified as such in accordance with GAAP consistently applied including prepaid license fees and development costs, less (b) the aggregate amount of all of your liabilities (excluding subordinated liabilities to us and the waarant liability arising out of EITF-0019) determined in accordance with GAAP.

                                       -2-

2.       The following is hereby added as a new Paragraph 6(g) after Paragraph
         6(f): "6(g). You shall pay to us a facility fee (the "Facility Fee")
         of (i) 0.5% of $30,000,000 (the "Maximum Credit Facility") on
         November 1, 2004; and (ii) 0.25% of the Maximum Credit Facility on
         each November 1 thereafter.

3.       The following is added to the end of Paragraph 7(c): "and in addition all expenses and costs from time to time hereafter incurred by us during the course of periodic examinations of your books and records and operation, not to exceed more than three examinations per calendar year, unless your are in default under this Agreement in which event no such limitation shall apply, plus a per diem charge at our then standard rate per person, per day, for our examiners in the field and office. Our current standard rate is $850.00 per person, per day."

4.       The first sentence of Paragraph 9 is deleted and the following is substituted in its place and stead: "This Agreement shall commence on the date hereof, and shall continue until October 31, 2005, and automatically from year to year thereafter, unless you give us notice in writing, by registered or certified mail, sixty days prior to the expiration of the original term of this Agreement (or any renewal term thereof), of your intention to terminate this Agreement as at the end of such term, with the understanding that we may terminate this
         Agreement at any time upon thirty days notice to you by registered or certified mail."

         Except as hereinabove specifically set forth, the Factoring Agreement shall continue unmodified.

                                       Very truly yours,

                                       ROSENTHAL & ROSENTHAL, INC.

                                       By: /s/ Jerry Sandak
                                           ----------------------------------
                                           Name: JERRY SANDAK
                                           Title:  SENIOR EXECUTIVE PRESIDENT

Agreed:

MAJESCO SALES INC.

By: /s/ Jesse Sutton
    ----------------------------------
    Name: Jesse Sutton
    Title: President